Exhibit 32
Certification under Section 906
Of the Sarbanes-Oxley Act of 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Online Resources Corporation.
Date: August 6, 2009

By:	/s/ Matthew P. Lawlor
Matthew P. Lawlor
Chairman and Chief Executive Officer (Principal Executive Officer)
Date: August 6, 2009

By:	/s/ Catherine A. Graham
Catherine A. Graham
Executive Vice President and Chief Financial Officer (Principal Financial Officer)